                                                                   Exhibit 10.20


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         Second Amendment to Employment Agreement, dated as of October 31, 2001 (this "Amendment"), by and between Datascope Corp., a Delaware corporation (the "Corporation"), and Lawrence Saper, an individual residing at 812 Park Avenue, New York, New York (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Corporation and the Executive entered into an Employment Agreement dated as of July 1, 1996, as amended by the Amendment to Employment Agreement dated as of May 30, 2000 (collectively, the "Employment Agreement"); and

         WHEREAS, the Corporation and the Executive desire to further amend the Employment Agreement as set forth below.

         NOW THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties do hereby agree as follows:

         1. Amendments.

            (A) Section 2(a) of the Employment Agreement is hereby amended and restated to read as follows:

         "(a) The term of the Executive's employment hereunder shall commence on July 1, 1996 and continue for a five year period; provided that on each day of the term, the term shall be extended by one additional day so that there is always five years remaining in the term (the "Term"). Such extensions shall cease immediately after either party provides written notice to the other that it does not desire to extend the term of this Agreement in which case no further extension of the Term shall occur pursuant hereto."

            (B) Sections 2(b) and 2(c) of the Employment Agreement are hereby deleted in their entirety.

            (C) Section 9(f) of the Employment Agreement is hereby adopted to read as follows:

         "(f) Medical Benefits. Notwithstanding any other provision of, and in addition to any other payments required under this Section 9, the Corporation shall maintain in full force and effect, for the continued benefit of the Executive and his spouse during their life for so long as either shall be alive, medical benefits under the benefit plans of the Corporation at the respective levels of coverage in effect at the time of the termination of the Executive's employment; but, if such benefits cannot be provided under the benefit plans maintained by the Corporation, then the Corporation shall (i) arrange at its sole cost and expense to provide the Executive and his spouse with benefits substantially similar to those which the Executive and his spouse would otherwise have been entitled to receive under such plans and programs or (ii) pay to the Executive and his spouse on a monthly basis an amount in cash equal to the reasonable cost to the Executive and his spouse of acquiring the equivalent benefit."

         2. Employment Agreement. Except as expressly set forth in this Amendment, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

         3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         4. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Amendment.


             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.


                                     DATASCOPE CORP.


                                     By: /s/ Murray Pitkowsky
                                         -------------------------------
                                         Name:
                                         Title:



                                         /s/ Lawrence Saper
                                         -------------------------------
                                         LAWRENCE SAPER